EXHIBIT 99
                                                                      ----------


               IONICS REPORTS THIRD QUARTER AND NINE-MONTH RESULTS

WATERTOWN, MA, November 4, 2003.......Ionics Incorporated (NYSE-ION) today reported financial results for the quarter and nine months ended September 30, 2003. For the quarter, revenues of $90.6 million were up from $83.5 million for the third quarter of 2002. The net loss for the quarter of $22.0 million compared to net income of $0.4 million for the third quarter of 2002, and the loss per share of $1.24 for the quarter compared to earnings per share of $0.02 for the third quarter of 2002.

Revenues for the first nine months of 2003 were $260.4 million compared to $235.9 million for the first nine months of 2002. The net loss for the first nine months of 2003 was $26.4 million, or $1.50 per share, compared to net income of $3.1 million, or $0.18 per share, for the first nine months of 2002. Ending backlog on September 30, 2003 was $332.7 million, compared to $388.5 million one year earlier and $346.1 million on June 30, 2003.

The results for the quarter included $12.7 million in goodwill impairment charges and $5.0 million in restructuring and impairment expense, which included $2.5 million for severance associated with the Company's restructuring plan, and $2.5 million for asset impairment charges.

Also included in the results for the quarter were charges of $4.8 million related to a product retrofit program and charges of $1.7 million related to the Company's decision to shut down its European Home Water business. Additionally, the Company incurred $0.8 million in charges associated with the decision to shut down operations in its Watertec Australia business, and $0.8 million in charges for the write-off of a receivable that is currently in litigation.

Due to the decision to divest the Company's Elite Consumer Product business, the results for that business have been reflected as discontinued operations. This amounted to a tax-effected loss of $3.7 million for the quarter.

Ionics will host a conference call today, Tuesday, November 4, 2003 at 5:00PM, EST to discuss its third quarter financial results. This conference call will be accessible on the Company's website at www.ionics.com. A recorded replay of the conference call will also be accessible on our website for a two-week period commencing later today. In addition, this press release will also be accessible on our website promptly following its issuance.


ABOUT IONICS
------------
Ionics is a global separations technology company involved in the manufacture and sale of membranes, equipment, systems and services for the purification, disinfection, concentration and analysis of water, wastewater and ultrapure water. Over a period of more than 50 years, Ionics has built more desalination plants than any other company in the world. Ionics is a leader in the supply of world-class ultrapure water systems for the power and microelectronics industries, zero liquid discharge systems and in the measurement and analysis of both total organic carbon and boron. For additional information, please visit www.ionics.com.

Safe-harbor statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this news release involve risk and uncertainty. The statements contained in this release which are not historical facts are forward-looking statements. These forward-looking statements are based on management's current views and assumptions and are neither promises nor guarantees but are subject to risks, uncertainties and other factors that could cause actual results to differ materially from management's current expectations as described in such forward-looking statements, including overall economic and business conditions; competitive factors, such as acceptance of new products, pricing pressures and competition from competitors larger than the Company; risks of nonpayment of accounts receivable, including those from affiliated companies; risks associated with foreign operations; technological and product development risks; availability of manufacturing capacity; and other factors described in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2002. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.



                                    # # # # #



FOR MORE INFORMATION, CONTACT:

Theodore G. Papastavros
Executive Vice President and Treasurer
Ionics, Incorporated
Tel: (617) 673-4221
tpapastavros@ionics.com

              IONICS REPORTS THIRD QUARTER AND NINE MONTHS RESULTS

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                                     THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                 SEPTEMBER 30,
                                                                 -------------------------     -------------------------
                                                                    2003           2002           2003           2002
                                                                 ----------     ----------     ----------     ----------
                                                                               (as restated)                 (as restated)
Revenues:
     Equipment Business Group                                    $   39,272     $   41,437     $  109,386     $  112,429
     Ultrapure Water Group                                           26,662         25,169         75,526         75,354
     Consumer Water Group                                             6,447          6,559         17,880         18,740
     Instrument Business Group                                        7,112          6,990         21,671         20,344
     Affiliated companies                                            11,135          3,330         35,918          9,022
                                                                 ----------     ----------     ----------     ----------
                                                                     90,628         83,485        260,381        235,889
                                                                 ----------     ----------     ----------     ----------
Costs and expenses:
     Cost of sales of Equipment Business Group                       34,970         31,492         86,987         83,668
     Cost of sales of Ultrapure Water Group                          21,561         20,038         58,427         57,649
     Cost of sales of Consumer Water Group                            4,492          3,198          9,521          8,444
     Cost of sales of Instrument Business Group                       3,027          2,983          9,150          8,320
     Cost of sales to affiliated companies                            9,575          2,977         30,958          8,293
     Research and development                                         1,784          1,617          5,515          4,832
     Selling, general and administrative                             24,732         21,209         69,752         62,179
     Restructuring and impairment of long-lived assets                4,997             --          4,997             --
     Impairment of goodwill                                          12,731             --         12,731             --
                                                                 ----------     ----------     ----------     ----------
                                                                    117,869         83,514        288,038        233,385
                                                                 ----------     ----------     ----------     ----------

(Loss) income from continuing operations                            (27,241)           (29)       (27,657)         2,504
Interest income, net                                                    425            469          1,480          1,394
Equity income (loss)                                                     43            722         (2,800)         2,396
                                                                 ----------     ----------     ----------     ----------
(Loss) income from continuing operations before gain on
     sale, income tax and minority interest expense                 (26,773)         1,162        (28,977)         6,294
Gain on sale of Aqua Cool                                               457             --            457             --
Income tax (benefit) expense                                         (8,260)           492         (9,076)         2,584
                                                                 ----------     ----------     ----------     ----------
(Loss) income from continuing operations before minority
     interest expense                                               (18,056)           670        (19,444)         3,710
Minority interest expense                                               249            283            634            708
                                                                 ----------     ----------     ----------     ----------

(Loss) income from continuing operations                            (18,305)           387        (20,078)         3,002
(Loss) income on discontinued operations, net of tax                 (3,727)           (28)        (6,302)           101
                                                                 ----------     ----------     ----------     ----------
Net (loss) income                                                $  (22,032)    $      359     $  (26,380)    $    3,103
                                                                 ==========     ==========     ==========     ==========

Basic (loss) earnings per share from continuing operations       $    (1.03)    $     0.02     $    (1.14)    $     0.17
Discontinued operations                                               (0.21)         (0.00)         (0.36)          0.01
                                                                 ----------     ----------     ----------     ----------
Basic net (loss) earnings per share                              $    (1.24)    $     0.02     $    (1.50)    $     0.18
                                                                 ==========     ==========     ==========     ==========

Diluted (loss) earnings per share from continuing operations     $    (1.03)    $     0.02     $    (1.14)    $     0.17
Discontinued operations                                               (0.21)         (0.00)         (0.36)          0.01
                                                                 ----------     ----------     ----------     ----------
Diluted net (loss) earnings per share                            $    (1.24)    $     0.02     $    (1.50)    $     0.18
                                                                 ==========     ==========     ==========     ==========
Shares used in basic (loss) earnings per share calculations          17,699         17,552         17,607         17,537
                                                                 ==========     ==========     ==========     ==========
Shares used in diluted (loss) earnings per share calculations        17,699         17,597         17,607         17,694
                                                                 ==========     ==========     ==========     ==========
     Backlog                                                                                   $  332,666     $  388,456
                                                                                               ==========     ==========

                                     -more-

               IONICS REPORTS THIRD QUARTER AND NINE MONTH RESULTS

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)


                                                                SEPTEMBER 30,  DECEMBER 31,
                                                                    2003          2002
                                                                 ----------    ----------
Current assets:
      Cash and cash equivalents                                  $  130,208    $  136,044
      Restricted cash                                                    --         4,250
      Short-term investments                                          1,055           958
      Notes receivable, current                                       6,626         6,645
      Accounts receivable, net                                       82,432        92,715
      Receivables from affiliated companies                          28,680        23,642
      Inventories                                                    26,144        30,676
      Assets from discontinued operations                             9,044        20,637
      Other current assets                                           32,316        26,459
                                                                 ----------    ----------
          Total current assets                                      316,505       342,026

Receivables from affiliated companies, long-term                     19,490        11,740
Notes receivable, long-term, net                                     26,631        24,718
Investments in affiliated companies                                  19,918        22,618
Property, plant and equipment, net                                  171,678       166,795
Other assets                                                         37,162        40,116
                                                                 ----------    ----------

          Total assets                                           $  591,384    $  608,013
                                                                 ==========    ==========


Current liabilities:
      Notes payable and current portion of long-term debt        $    5,677    $    4,134
      Accounts payable                                               28,141        35,678
      Deferred revenue and advances from affiliated companies         7,833         4,308
      Liabilities from discontinued operations                        1,246           486
      Other current liabilities                                      74,609        69,562
                                                                 ----------    ----------
          Total current liabilities                                 117,506       114,168


Long-term debt and notes payable                                      8,797         9,670
Deferred income taxes                                                32,294        35,337
Deferred revenue from affiliated companies, long-term                 4,011         4,662
Other liabilities                                                     4,870         6,023
Stockholders' equity                                                423,906       438,153
                                                                 ----------    ----------

          Total liabilities and stockholders' equity             $  591,384    $  608,013
                                                                 ==========    ==========